                                                                     Exhibit 5.3

                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                              920 NORTH KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 651-7700
                               FAX: (302) 651-7701
                                   WWW.RLF.COM

                                October 24, 2005

QCH Capital Trust I
QCH Capital Trust II
c/o Quanta Capital Holdings Ltd.
Cumberland House
1 Victoria Street
Hamilton HM 11
Bermuda

     Re: QCH Capital Trust I and QCH Capital Trust II

Ladies and Gentlemen:

     We have acted as special Delaware counsel for QCH Capital Trust I, a
Delaware statutory trust ("Trust I"), and QCH Capital Trust II, a Delaware statutory trust, ("Trust II", together with Trust I, collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

     (a)  The Certificate of Trust of Trust I, as filed with the Secretary of
          State of the State of Delaware (the "Secretary of State") on October
          17, 2005;

     (b)  The Certificate of Trust of Trust II, as filed with the Secretary of
          State on October 17, 2005;

     (c)  The Declaration of Trust of Trust I, dated as of October 17, 2005 among Quanta Capital Holdings Ltd., a Bermuda company (the "Company"), and the trustees of Trust I named therein;

QCH Capital Trust I
QCH Capital Trust II
October 24, 2005

     (d)  The Declaration of Trust of Trust II, dated as of October 17, 2005 among the Company and the trustees of Trust II named therein;

     (e)  The Registration Statement (the "Registration Statement") on Form S-3,
          including a preliminary prospectus (the "Prospectus"), with respect to, among other things, the preferred securities of the Trusts representing undivided beneficial interests in the assets of the
          Trusts (each, a "Preferred Security" and collectively, the "Preferred
          Securities"), to be filed by the Company and the Trusts with the
          Securities and Exchange Commission on or about October 18, 2005;

     (f)  A form of Amended and Restated Declaration of Trust (the "Declaration
          of Trust"), to be entered into between the Company, the trustees of the applicable Trust named therein, and the holders, from time to time, of the Preferred Securities of such Trust (including all attachments and exhibits thereto), filed as an exhibit to the
          Registration Statement; and

     (g)  A Certificate of Good Standing for each of the Trusts, dated October
          18, 2005, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

     As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration of
Trust and the Certificate of Trust of each Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph
1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred
Security Holders") of a Preferred Security Certificate for such Preferred
Security and the payment for such Preferred Security, in accordance with the applicable Declaration of Trust and as contemplated by the Registration
Statement, and (vii) that the Preferred Securities will be authenticated, issued and sold to the Preferred Security Holders in accordance with the applicable
Declaration of Trust and as contemplated by the Registration Statement. We have not participated in the preparation of

QCH Capital Trust I
QCH Capital Trust II
October 24, 2005

the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

     This opinion is limited to the law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws (excluding the securities laws of the State of
Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

     2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, legally issued, fully paid and nonassessable undivided beneficial interests in the assets of the applicable
Trust.

     3. The Preferred Security Holders, as beneficial owners of the applicable
Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General
Corporation Law of the State of Delaware. We note that the Preferred Security
Holders may be obligated to make payments as set forth in the applicable
Declaration of Trust.

     We consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended, or the rules and regulations of the Securities and Exchange
Commission thereunder.

                                        Very truly yours,

                                        /s/ Richards, Layton & Finger, P.A.
                                        ----------------------------------------

EAM